UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2025

Sculptor Diversified Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56566	88-0870670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street, 40th Floor New York, NY 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

Sculptor Diversified Real Estate Income Trust, Inc. (the “Company” or “SDREIT”) previously filed a Current Report on Form 8-K, dated October 14, 2025, disclosing the acquisition of the Marysville Property.

This Amendment to the Current Report on Form 8-K, dated October 14, 2025, is being filed solely to provide the required audited and unaudited statements of revenues and certain operating expenses under Rule 3-14 of Regulation S-X with respect to the Marysville Property acquired by the Company, which was considered a significant asset acquisition. Additionally, this report presents the required pro forma financial information reflecting the impact of the Marysville Property acquisition on the Company. The Company qualifies as a real estate investment trust for federal income tax purposes and, as such, the estimated taxable operating results are excluded from this report.

The Company’s results with respect to this acquisition may differ materially from those expressed in this report due to various factors, including but not limited to those discussed in the Company’s Registration Statement on Form 10 (File No. 000-56566), as amended, and under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Real Estate Acquired

•Independent Auditor’s Report;
•Unaudited statement of revenues and certain expenses for the nine months ended September 30, 2025; and
•Audited statement of revenues and certain expenses for the year ended December 31, 2024.

(b) Pro Forma Financial Information

•Unaudited pro forma condensed consolidated balance sheet as of September 30, 2025
•Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2025; and
•Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024.

Item 9.01(a)

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders of
Sculptor Diversified Real Estate Income Trust, Inc.

Opinion

We have audited the accompanying statement of revenues and certain expenses of the Marysville Property, as defined in Note 1 (the “Marysville Property”), for the year ended December 31, 2024, and the related notes (the “statement”).

In our opinion, the accompanying statement presents fairly, in all material respects, the gross income and direct operating expenses described in Note 2 of the Marysville Property for the year ended December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statement section of our report. We are required to be independent of the Marysville Property and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

We draw attention to Note 2 to the statement, which describes that the accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K/A of Sculptor Diversified Real Estate Income Trust, Inc. and are not intended to be a complete presentation of the Marysville Property’s revenues and expenses. As a result, the financial statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Statement

Management is responsible for the preparation and fair presentation of the statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Statement

Our objectives are to obtain reasonable assurance about whether the statement as a whole is free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statement.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the historical summaries, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the historical summaries.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Marysville Property’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the historical summaries.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Marysville Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP
New York, New York
December 18, 2025

Marysville Property
Statements of Revenues and Certain Expenses
($ in thousands)

	Nine Months Ended September 30, 2025 (Unaudited)	Year Ended December 31, 2024
Revenues:
Rental revenue	$4,673	$6,231
Recoveries from tenants	555	727
Total revenues	5,228	6,958

Certain expenses:
Operating expenses	405	232
Real estate taxes and insurance	402	533
Property management fees	71	88
Total certain expenses	878	853

Revenues in excess of certain expenses	$4,350	$6,105

See accompanying notes

Marysville Property
Notes to the Statements of Revenues and Certain Expenses

1. Organization

On October 9, 2025, Sculptor Diversified Real Estate Income Trust, Inc. (the “Company”), through an indirect subsidiary, acquired a 1.3 million square foot distribution center on an approximately 81-acre site located in Marysville, Ohio (the “Marysville Property”) from an unaffiliated third-party seller, Sierra Marysville Storage, LLC (“Sierra Marysville”), for $122 million, excluding transaction costs. The Marysville Property is 100% leased to a wholly owned subsidiary of a leading marketer of branded consumer lawn and garden care products listed on the NYSE. The acquisition of the Marysville Property was funded through a combination of available cash and proceeds from a $76.3 million mortgage loan.

2. Basis of Presentation

The accompanying statements of revenues and certain expenses (the “Statements”) have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion in a Current Report on Form 8-K/A of the Company, and with the provisions of SEC Rule 3-14 of Regulation S-X, which require certain information with respect to real estate operations to be included with certain filings with the SEC. The Statements include the historical revenues and certain expenses of the Marysville Property, exclusive of items that may not be directly attributed to the revenues and expenses expected to be incurred in the future operations of the Marysville Property subsequent to Company’s acquisition. Material amounts that would not be directly attributable to future operating results of the Marysville Property are excluded, and the Statements are not intended to be a complete presentation of the Marysville Property’s revenues and expenses. Items excluded consist primarily of interest expense, and depreciation and amortization expense.

The statements of revenues and certain expenses for the nine months ended September 30, 2025 is unaudited. In the opinion of management, the unaudited interim period includes all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of the Marysville Property’s results of revenues and certain expenses on the basis described above. The results of revenues and certain expenses on the basis described above for the unaudited interim period presented are not necessarily indicative of the results for the full year or any future period.

3. Summary of Significant Accounting Policies

Revenue Recognition
The Marysville Property is leased to a single tenant under an agreement that is classified as an operating lease, and as such, recognizes rental revenue from the tenant on a straight-line basis over the lease term, if collectability is probable. Recoveries from the tenant represent amounts that are charged to the tenant for its share of operating expenses incurred by the Marysville Property in accordance with the lease agreement. Amount due from the tenant typically consists of costs related to common area maintenance, real estate taxes, repairs and maintenance, and other operating expenses that are generally subject to recovery. Recoveries from the tenant are recognized as revenue in the same period the related expenses are incurred.

Expense Recognition
Certain expenses represent the direct expenses of operating the property and consist primarily of repairs and maintenance, property management fees, real estate taxes and other property expenses that are expected to continue in the proposed future operations of the property.

Use of Estimates
The preparation of the Statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates, judgments and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period presented. Actual results could materially differ from those estimates.

4. Future Minimum Rents

The Marysville Property is leased to a single tenant under an operating lease that expires in 2033. This single tenant accounted for 100% of the rental revenue for the year ended December 31, 2024 and the nine months ended September 30, 2025 (unaudited).

The future minimum rents to be received as of September 30, 2025 is summarized as follows ($ in thousands):

Years ending December 31:
2025 (three-months ending December 31, 2025)	$1,476
2026	5,955
2027	6,135
2028	6,318
2029	6,510
Thereafter	25,887
Total	$52,281

Recoveries from tenants are not included in the amounts above.

5. Related Party Transactions

In connection with the management of the Marysville Property, property management fees were paid to Sierra Marysville. The annual property management fee was limited to 1.5% of minimum annual rent and additional rent that was derived from all the reimbursable items excluding real property taxes and insurance.

6. Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management’s knowledge is any material litigation currently threatened against the Marysville Property other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

7. Subsequent Events

Management has evaluated events through December 18, 2025, the date the Statements of Revenues and Certain Expenses were available to be issued and concluded that no subsequent events occurred that would require disclosure in the notes to the Statements.

Item 9.01(b)
Sculptor Diversified Real Estate Income Trust, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements

On October 9, 2025, Sculptor Diversified Real Estate Income Trust, Inc. (the “Company”), through an indirect subsidiary, acquired a 1.3 million square foot distribution center on an approximately 81-acre site located in Marysville, Ohio (the “Marysville Property”) from an unaffiliated third-party seller, Sierra Marysville Storage, LLC, for $122 million, excluding transaction costs. The Marysville Property is 100% leased to a wholly owned subsidiary of a leading marketer of branded consumer lawn and garden care products listed on the NYSE. The acquisition of the Marysville Property was funded through a combination of available cash and proceeds from a $76.3 million mortgage loan (the “Marysville Mortgage Loan”).

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 is presented as if the acquisition of the Marysville Property and the related financing through the Marysville Mortgage Loan had been completed on September 30, 2025.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 are presented as if (i) the acquisition of the Marysville Property, (ii) the related financing through the Marysville Mortgage Loan, and (iii) the execution of a new lease agreement and a new property management agreement in connection with the acquisition of the Marysville Property had been completed on January 1, 2024.

The following unaudited pro forma condensed consolidated financial statements have been prepared to comply with Article 11 of Regulation S-X, as promulgated by the SEC. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements of the Company and the accompanying notes presented in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2025 and Annual Report on Form 10-K for the year ended December 31, 2024. The unaudited pro forma consolidated balance sheet and statements of operations are not necessarily indicative of what the actual financial position and results of operations would have been had the acquisition of the Marysville Property, the related financing, and the new lease and property management agreements occurred on September 30, 2025 and January 1, 2024, respectively, nor are they necessarily indicative of the Company’s future results of operations.

Sculptor Diversified Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2025
(Unaudited, in thousands except share and per share data)

	SDREIT Historical	Marysville Property Acquisition		SDREIT Pro-forma
Assets:
Investments in real estate, net	$479,279	$106,654	(a)	$585,933
Investment in unconsolidated entity	1,742	—		1,742
Investments in real estate debt	63,595	—		63,595
Cash and cash equivalents	63,294	(36,336)	(b),(c),(d)	26,958
Restricted cash	19,400	—		19,400
Deferred rent and other receivables	3,246	—		3,246
Goodwill	34,458	—		34,458
Lease intangible assets, net	31,626	16,328	(a)	47,954
Other assets	19,346	(10,639)	(b),(c)	8,707
Total Assets	$715,986	$76,007		$791,993
Liabilities:
Revolving credit facility, net	35,657	—		35,657
Mortgage notes and other loans payable, net	214,618	75,731	(b),(c)	290,349
Lease intangible liabilities, net	43,355	—		43,355
Accounts payable and other liabilities	24,076	276	(d)	24,352
Financing obligation, net	22,959	—		22,959
Due to related parties	5,066	—		5,066
Total Liabilities	345,731	76,007		421,738
Redeemable noncontrolling interest in SDREIT OP	1,821	—		1,821
Equity:
Common stock, Class F shares, $0.01 par value per share, 300,000,000 shares authorized, 19,607,847 shares issued and outstanding	196	—		196
Common stock, Class FF shares, $0.01 par value per share, 300,000,000 shares authorized, 6,304,347 shares issued and outstanding	63	—		63
Common stock, Class E shares, $0.01 par value per share, 100,000,000 shares authorized, 7,386,010 shares issued and outstanding	74	—		74
Common stock, Class AA shares, $0.01 par value per share, 300,000,000 shares authorized, 6,061,450 shares issued and outstanding	61	—		61
Common stock, Class A shares, $0.01 par value per share, 300,000,000 shares authorized, 1,735,324 shares issued and outstanding	17	—		17
Common stock, Class I-S shares, $0.01 par value per share, 100,000,000 shares authorized, 50,142 issued and outstanding	1	—		1

Additional paid-in capital	415,535	—	415,535
Accumulated deficit and cumulative distributions	(64,759)	—	(64,759)
Total stockholders’ and members’ equity	351,188	—	351,188
Non-controlling interests attributable to third party joint ventures	17,246	—	17,246
Total equity	368,434	—	368,434
Total liabilities and equity	$715,986	$76,007	$791,993

Sculptor Diversified Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2025
(Unaudited, in thousands except share and per share data)

(a) Represents the purchase price of the Marysville Property acquisition, inclusive of closing costs, as if the transaction was completed as of September 30, 2025. The Company determined this acquisition was an asset acquisition in accordance with GAAP and allocated the total purchase price to the assets acquired and liabilities assumed based on relative fair value. The following table details the allocation of the purchase price:

		Useful Lives (Years)
Land	$7,596	—
Building Improvements	94,296	43
Site Improvements	4,762	7
Investments in real estate, net	106,654
In-place lease intangible assets	16,328	15
Total Purchase Price	$122,982

(b) The acquisition of the Marysville Property was funded using a combination of the Company’s available cash on hand, deposits previously paid prior to closing, and a mortgage loan. The mortgage loan bears a fixed interest rate of 5.80% per annum and matures on December 1, 2030. The following table summarizes the sources of funds for the acquisition:

Sources of funds
Cash and cash equivalents on hand	$36,207
Deposits previously paid prior to closing	10,525
Mortgage Loan	76,250
Total sources of funds utilized for the acquisition of the Marysville Property	$122,982

(c) Represents the debt issuance costs related to the mortgage loan.The following table summarizes the sources of fund:

Sources of funds
Cash and cash equivalents on hand	$405
Deposits previously paid prior to closing	114
Total sources of funds utilized for debt issuance costs	$519

(d) Represents the county real estate tax liabilities of the Marysville Property assumed at acquisition.

Sculptor Diversified Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2025
(Unaudited, in thousands except share and per share data)

	SDREIT Historical	Marysville Property Acquisition (a)	Pro - forma Adjustments		SDREIT Pro-forma
Revenues:
Rental revenue	$34,736	$4,673	$2,602	(b)	$42,011
Other revenue	1,252	555	302	(b)	2,109
Total revenues	35,988	5,228	2,904		44,120
Expenses:
General and administrative	7,200	—	—		7,200
Property operating expenses	3,920	878	14	(b)	4,812
Management fees	1,417	—	14	(c)	1,431
Performance participation allocation	2,288	—	172	(d)	2,460
Depreciation and amortization	15,019	—	3,012	(e)	18,031
Total expenses	29,844	878	3,212		33,934
Operating income	6,144	4,350	(308)		10,186

Other income (expenses)
Interest expense, net	(9,447)	—	(3,395)	(f)	(12,842)
Impairment of investments in real estate	(2,473)	—	—		(2,473)
Income from investments in real estate debt, net	4,465	—	—		4,465
Income (loss) from an unconsolidated entity	88	—	—		88
Unrealized gain (loss) on derivative instruments	(815)	—	—		(815)
Gain on sale of real estate	393	—	—		393
Total other income (expense)	(7,789)	—	(3,395)		(11,184)
Net income (loss)	$(1,645)	$4,350	$(3,703)		$(998)
Net loss (income) attributable to non-controlling interest in the consolidated subsidiaries	$31	$—	$—		$31
Net loss (income) attributable to redeemable non-controlling interest in the Operating Partnership	(14)	—	(3)	(g)	(17)
Net loss attributable to SDREIT stockholders	$(1,628)	$4,350	$(3,706)		$(984)
Net loss per common share - basic and diluted	$(0.05)	—	—		$(0.03)
Weighted-average common shares outstanding - basic and diluted	35,189,568	—	3,320,735	(h)	38,510,303

Sculptor Diversified Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2025
(Unaudited, in thousands except share and per share data)

(a) Represents the operating results attributable to the Marysville Property for the nine months ended September 30, 2025.

(b) The Company recognizes rental revenue for operating leases on a straight-line basis over the life of the related lease. The adjustment is made to reflect rental revenue on a straight-line basis as if the Company had acquired the Marysville Property as of January 1, 2024. Additionally the adjustment is made to present recoveries from tenants and property management fees in accordance with the new lease agreement and the new property management agreement.

(c) The Company is externally managed by Sculptor Real Estate Advisors LLC (the “Adviser”). The Adviser is entitled to an annual management fee payable monthly, as compensation for the services it provides to the Company. Such fee is calculated based on a percentage of the net asset value of the Company. The pro forma adjustment reflects the management fee as if the Company had acquired the Marysville Property as of January 1, 2024, and contributed to the management fees for the nine months ended September 30, 2025.
(d) The Company is the sole general partner of Sculptor Diversified Real Estate Operating Partnership, L.P. (“SDREIT OP”), and substantially all of the Company’s business is conducted through SDREIT OP. Sculptor Special Limited Partner, L.P., a wholly owned subsidiary of Sculptor Capital Management, holds a performance participation interest in SDREIT OP that entitles it to receive an allocation of SDREIT OP’s total return to its capital account. For further details, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The pro forma adjustment reflects the performance participation allocation expense as if the Company had acquired the Marysville Property on January 1, 2024 and contributed to the total return of SDREIT OP for the nine months ended September 30, 2025.

(e) Represents depreciation and amortization expense on the Marysville Property for the nine months ended September 30, 2025. The Company records depreciation and amortization of in-place lease intangible assets on a straight-line basis. The following table details the depreciation and amortization expense for the nine months ended September 30, 2025:

Depreciation Expenses	$2,194
Amortization Expenses	818
Total	$3,012

(f) Represents the interest expense, and the related amortization of debt issuance costs, on the Company’s fixed rate mortgage loan obtained to finance the acquisition of the Marysville Property for the nine months ended September 30, 2025 . The following table details the pro forma interest expense adjustments by borrowing for the nine months ended September 30, 2025:

Mortgage Loan	$3,317
Amortization of debt issuance costs	78
Total	$3,395

(g) Represents the operating results attributable to the Marysville Property and the related pro forma adjustments for the nine months ended September 30, 2025 that were allocated to non-controlling interests in the SDREIT OP.

(h) The available cash utilized in the acquisition of the Marysville Property consisted of net proceeds received from the sale of certain of the Company’s shares. The pro forma weighted average shares assume that such shares had been issued on January 1, 2024.

Sculptor Diversified Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2024
(Unaudited, in thousands except share and per share data)

	SDREIT Historical	Marysville Property Acquisition (a)	Pro - forma Adjustments		SDREIT Pro-forma
Revenues:
Rental revenue	$44,468	$6,231	$3,470	(b)	$54,169
Other revenue	1,539	727	146	(b)	2,412
Total revenues	46,007	6,958	3,616		56,581
Expenses:
General and administrative	7,517	—	—		7,517
Organization and transaction costs	364	—	—		364
Property operating expenses	4,333	853	21	(b)	5,207
Management fees	1,334	—	17	(c)	1,351
Performance participation allocation	—	—	—		—
Depreciation and amortization	23,079	—	4,016	(d)	27,095
Total expenses	36,627	853	4,054		41,534
Operating income	9,380	6,105	(438)		15,047

Other income (expenses)
Interest expense, net	(12,095)	—	(4,526)	(e)	(16,621)
Impairment of investments in real estate	(2,553)	—	—		(2,553)
Income from an unconsolidated entity	46	—	—		46
Unrealized gain (loss) on derivative instruments	(223)	—	—		(223)
Gain (loss) on sale of real estate	34	—	—		34
Total other income (expense)	$(14,791)	$—	$(4,526)		$(19,317)
Net income (loss)	(5,411)	6,105	(4,964)		(4,270)
Net (income) loss attributable to non-controlling interest in the consolidated subsidiaries	(164)	—	—		(164)
Net (income) loss attributable to redeemable non-controlling interest in the Operating Partnership	33	—	(13)	(f)	20
Net loss attributable to SDREIT stockholders	$(5,542)	$6,105	$(4,977)		$(4,414)
Net loss per common share - basic and diluted	$(0.23)	—	—		$(0.16)
Weighted-average common shares outstanding - basic and diluted	23,940,780	—	4,457,930	(g)	28,398,710

Sculptor Diversified Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2024
(Unaudited, in thousands except share and per share data)

(a) Represents the operating results attributable to the Marysville Property for the year ended December 31, 2024.

(b) The Company recognizes rental revenue for operating leases on a straight-line basis over the life of the related lease. The adjustment is made to reflect rental revenue on a straight-line basis as if the Company had acquired the Marysville Property as of January 1, 2024. Additionally the adjustment is made to present recoveries from tenants and property management fees in accordance with the new lease agreement and the new property management agreement.

(c) The Company is externally managed by the Adviser. The Adviser is entitled to an annual management fee payable monthly, as compensation for the services it provides to the Company. Such fee is calculated based on a percentage of the net asset value of the Company. The pro forma adjustment reflects the management fee as if the Company had acquired the Marysville Property as of January 1, 2024, and contributed to the management fees for the year ended December 31, 2024.

(d) Represents depreciation and amortization expense on the Marysville Property for the year ended December 31, 2024. The Company records depreciation and amortization of in-place lease intangible assets on a straight-line basis. The following table details the depreciation and amortization expense for the year ended December 31, 2024:

Depreciation Expenses	$2,926
Amortization Expenses	1,090
Total	$4,016

(e) Represents the interest expense, and the related amortization of debt issuance costs, on the Company’s fixed rate mortgage loan obtained to finance the acquisition of the Marysville Property for the year ended December 31, 2024. The following table details the pro forma interest expense adjustments by borrowing for the year ended December 31, 2024:

Mortgage Loan	$4,422
Amortization of debt issuance costs	104
Total	$4,526

(f) Represents the operating results attributable to the Marysville Property and the related pro forma adjustments for the year ended December 31, 2024 that were allocated to non-controlling interests in the SDREIT OP.

(g) The available cash utilized in the acquisition of the Marysville Property consisted of net proceeds received from the sale of certain of the Company’s shares. The pro forma weighted average shares assume that such shares had been issued on January 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Diversified Real Estate Income Trust, Inc.

By:	/s/ Steven Orbuch
Name:	Steven Orbuch
Title:	Chief Executive Officer

Date:	December 18, 2025